Exhibit 99

January 30, 2017

Contact:	Clifford H. Chen
	Manager, Investor Relations &	Telephone: (808) 543-7300
	Strategic Planning	E-mail: ir@hei.com

AMERICAN SAVINGS BANK REPORTS 2016 AND FOURTH QUARTER EARNINGS

2016 Net Income of $57.3 Million - Return on Assets of 0.92%
Fourth Quarter 2016 Net Income of $16.2 Million
Solid Profitability In Line with Expectations

Selected 2016 Highlights

•	Achieved 2016 earnings and profitability targets consistent with guidance ranges

•	Return on assets of 0.92% vs. target of ~0.90%

•	Net interest margin of 3.59% vs. target of ~3.5% to 3.6%

•	Loan growth of 2.6% led by commercial real estate and consumer lending

•	Strong deposit growth of 10.4% including low-cost core deposit growth of 7.5%

•	Strong capital levels: 8.6% leverage ratio; 13.4% total capital ratio

•
Named one of Hawaii Business “Best Places to Work” for the 7th consecutive year; American Banker “Best Banks to Work For” list for the 4th consecutive year and only Hawaii bank to make the national list

•	Contributed ~7,000 volunteer hours and nearly $1 million of charitable contributions to community organizations

HONOLULU - American Savings Bank, F.S.B. (American), a wholly-owned subsidiary of Hawaiian Electric Industries, Inc. (NYSE - HE) today reported net income for the full year of 2016 of $57.3 million compared to $54.7 million in 2015. Net income for the fourth quarter of 2016 was $16.2 million, compared to $15.1 million in the third, or linked, quarter of 2016 and $15.0 million in the fourth quarter of 2015.
“We closed 2016 with a strong 4th quarter and positioned the bank to deliver for our customers and shareholders in 2017,” said Richard Wacker, president and chief executive officer of American. “We are building on important strategic achievements like the successful implementation of our new e-banking platform to improve efficiency and deepen customer relationships.”

Hawaiian Electric Industries, Inc. • American Savings Bank, F.S.B.
January 30, 2017

Full Year Net Income:
Net income for 2016 of $57.3 million was $2.5 million higher than 2015, reflecting solid revenue and asset growth. The most significant drivers impacting the net income increase for 2016 were as follows on an after-tax basis:

•	$11 million higher net interest income driven mainly by commercial real estate and consumer loan and investment portfolio growth; partially offset by

•	$6 million higher provision for loan losses largely related to commercial real estate and consumer lending activities; and

•	$2 million higher noninterest expense primarily due to costs related to the conversion and upgrade of our e-banking platform.
Fourth Quarter Net Income:
Fourth quarter of 2016 net income of $16.2 million was $1.1 million higher than the third, or linked quarter and $1.3 million higher than the fourth quarter of 2015.
Compared to the linked quarter of 2016, the $1.1 million increase in the fourth quarter of 2016 was primarily driven by the following on an after-tax basis:

•	$3 million lower provision for loan losses primarily due to reserves for specific commercial credits in the third quarter of 2016; and

•	$1 million higher net interest income driven mainly by higher yields in the commercial real estate and commercial markets loan portfolios and investment portfolio growth.
These increases were partially offset by the following on an after-tax basis:

•	$1 million lower noninterest income primarily due to the gain on sale of real estate and higher mortgage banking income in the third quarter of 2016; and

•	$1 million higher noninterest expense.
Compared to the fourth quarter of 2015, the $1.3 million higher net income in the fourth quarter of 2016 was primarily driven by the following on an after-tax basis:

•	$3 million higher net interest income mainly due to higher yields and growth in the commercial real estate and consumer loan portfolios; partially offset by

•	$1 million higher noninterest expense.

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Note: Amounts indicated as “after-tax” in this earnings release are based upon adjusting items for the composite statutory tax rate of 40% for American.

Hawaiian Electric Industries, Inc. • American Savings Bank, F.S.B.
January 30, 2017

Financial Highlights:
    Net interest income (pretax) was $206.2 million in 2016, higher than the $188.6 million in 2015 primarily due to commercial real estate and consumer loan and investment portfolio growth in 2016. Net interest margin was 3.59% in 2016 compared to 3.53% in 2015, in line with the bank’s net interest margin target of 3.5% to 3.6% for 2016. The improvement in net interest margin was primarily attributable to higher yields on interest-earning assets and loan growth in higher yielding commercial real estate and consumer loan portfolios. The fourth quarter of 2016 net interest income (pretax) was $53.0 million, compared to $51.9 million in the linked quarter and $48.7 million in the prior year quarter. Net interest margin was 3.59% in the fourth quarter of 2016 compared to 3.57% in the linked quarter and 3.55% in the fourth quarter of 2015.
The provision for loan losses (pretax) was $16.8 million in 2016 compared to $6.3 million in 2015. The higher provision for loan losses was driven by growth in the commercial real estate and consumer portfolios as well as reserves for specific commercial credits. The fourth quarter of 2016 provision for loan losses was $1.5 million compared to $5.7 million in the linked quarter and $0.8 million in the fourth quarter of 2015. The lower fourth quarter of 2016 provision compared to the linked quarter was primarily attributable to reserves for specific commercial and commercial real estate credits in the third quarter of 2016. The 2016 net charge-off ratio was 0.24% compared to 0.04% in 2015. The fourth quarter of 2016 net charge-off ratio was 0.40%, compared to 0.20% in the linked quarter and net recovery of 0.08% in the prior year quarter. The fourth quarter of 2016 net charge-off rate increased primarily due to charge-offs of specific commercial credits that had been previously individually reserved. Nonaccrual loans as a percent of total loans receivable held for investment decreased to 0.49% from 1.11% in the linked quarter.  The decrease was driven by the return to accrual status of certain commercial and commercial real estate loans, the full payoff of a troubled commercial loan and the transfer of a segment of residential mortgage loans to the held-for-sale portfolio.
Noninterest income (pretax) for 2016 was $67.0 million, compared to $67.8 million in 2015. In the fourth quarter of 2016, noninterest income (pretax) was $16.5 million, compared to $18.5 million in the linked quarter and $16.8 million in the prior year quarter. The linked quarter was positively impacted by the $1.0 million gain on sale of real estate.
Noninterest expense (pretax) for 2016 was $169.1 million, compared to $166.3 million in 2015. The increase was primarily due to expenses related to the conversion and upgrade of the e-banking platform. In the fourth quarter of 2016, noninterest expense (pretax) was $43.1 million compared to $41.9 million in the linked quarter and $42.0 million in the fourth quarter of 2015.

Hawaiian Electric Industries, Inc. • American Savings Bank, F.S.B.
January 30, 2017

American achieved loan growth of 2.6% in 2016 driven mainly by commercial real estate and consumer loans that also helped to improve net interest margin. At the same time, the bank strategically reduced exposure to shared national credits by $93 million or 2.0% of total loans.
    Total deposits were $5.5 billion at December 31, 2016, an increase of $168 million or 12.5% annualized from September 30, 2016, and $524 million or 10.4% from December 31, 2015. Low-cost core deposits increased $152 million or 12.8% annualized from September 30, 2016, and $342 million or 7.5% from December 31, 2015. The average cost of funds was 0.23% for the full year 2016, up 1 basis point from the prior year. For the fourth quarter of 2016, the average cost of funds was 0.22% and unchanged from the prior year quarter.
     Overall, American’s return on average equity for the full year was solid at 9.90% in 2016 compared to 9.93% in 2015 and the return on average assets for the full year was 0.92% in 2016 compared to 0.95% in 2015. For the fourth quarter of 2016, the return on average equity was 11.1%, up from 10.4% in the linked quarter and 10.7% in the fourth quarter of 2015. Return on average assets was 1.02% for the fourth quarter of 2016, compared to 0.97% from the linked quarter and 1.01% in the same quarter last year.
In 2016, American paid dividends of $36 million to HEI while maintaining healthy capital levels -- leverage ratio of 8.6% and total capital ratio of 13.4% at December 31, 2016.

HEI EARNINGS RELEASE, HEI WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND 2017 EPS GUIDANCE
Concurrent with American’s regulatory filing 30 days after the end of the quarter, American announced its fourth quarter 2016 financial results today. Please note that these reported results relate only to American and are not necessarily indicative of HEI’s consolidated financial results for the fourth quarter and full year 2016.
HEI plans to announce its fourth quarter and 2016 consolidated financial results on Tuesday, February 14, 2017 and will conduct a webcast and conference call to discuss its consolidated earnings, including American’s earnings, and 2017 EPS guidance on Tuesday, February 14, 2017, at 10:00 a.m. Hawaii time (3:00 p.m. Eastern time).
Interested parties within the United States may listen to the conference by calling (888) 317-6016 and international parties may listen to the conference by calling (412) 317-6016 or by accessing the webcast on HEI’s website at www.hei.com under the heading “Investor Relations.”  HEI and Hawaiian Electric Company, Inc. (Hawaiian Electric) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section.

Hawaiian Electric Industries, Inc. • American Savings Bank, F.S.B.
January 30, 2017

Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and American’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings.
An on-line replay of the February 14, 2017 webcast will be available on HEI’s website beginning about two hours after the event.  Replays of the conference call will also be available approximately two hours after the event through February 28, 2017 by dialing (877) 344-7529 or (412) 317-0088 and entering passcode: 10097589.
HEI supplies power to approximately 95% of Hawaii’s population through its electric utilities, Hawaiian Electric, Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American, one of Hawaii’s largest financial institutions.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from

Hawaiian Electric Industries, Inc. • American Savings Bank, F.S.B.
January 30, 2017

those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Years ended December 31,
(in thousands)	December 31, 2016	September 30, 2016	December 31, 2015	2016	2015
Interest and dividend income
Interest and fees on loans	$51,203	$50,444	$47,136	$199,774	$184,782
Interest and dividends on investment securities	4,965	4,759	4,550	19,184	15,120
Total interest and dividend income	56,168	55,203	51,686	218,958	199,902
Interest expense
Interest on deposit liabilities	2,013	1,871	1,467	7,167	5,348
Interest on other borrowings	1,172	1,464	1,510	5,588	5,978
Total interest expense	3,185	3,335	2,977	12,755	11,326
Net interest income	52,983	51,868	48,709	206,203	188,576
Provision for loan losses	1,497	5,747	839	16,763	6,275
Net interest income after provision for loan losses	51,486	46,121	47,870	189,440	182,301
Noninterest income
Fees from other financial services	5,585	5,599	5,667	22,384	22,211
Fee income on deposit liabilities	5,714	5,627	5,746	21,759	22,368
Fee income on other financial products	2,144	2,151	2,006	8,707	8,094
Bank-owned life insurance	1,017	1,616	1,016	4,637	4,078
Mortgage banking income	1,529	2,347	1,003	6,625	6,330
Gains on sale of investment securities, net	—	—	—	598	—
Other income, net	470	1,165	1,387	2,256	4,750
Total noninterest income	16,459	18,505	16,825	66,966	67,831
Noninterest expense
Compensation and employee benefits	22,920	22,844	23,705	90,117	90,518
Occupancy	4,077	3,991	4,115	16,321	16,365
Data processing	3,431	3,150	3,002	13,030	12,103
Services	2,961	2,427	2,474	11,054	10,204
Equipment	1,745	1,759	1,578	6,938	6,577
Office supplies, printing and postage	1,644	1,483	1,452	6,075	5,749
Marketing	982	747	844	3,489	3,463
FDIC insurance	839	907	881	3,543	3,274
Other expense	4,539	4,591	3,991	18,487	18,067
Total noninterest expense	43,138	41,899	42,042	169,054	166,320
Income before income taxes	24,807	22,727	22,653	87,352	83,812
Income taxes	8,590	7,623	7,700	30,073	29,082
Net income	$16,217	$15,104	$14,953	$57,279	$54,730
Comprehensive income	$2,540	$13,176	$9,477	$52,077	$54,017
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	1.02	0.97	1.01	0.92	0.95
Return on average equity	11.09	10.36	10.66	9.90	9.93
Return on average tangible common equity	12.90	12.06	12.48	11.53	11.68
Net interest margin	3.59	3.57	3.55	3.59	3.53
Efficiency ratio	62.12	59.54	64.15	61.89	64.87
Net charge-offs (recoveries) to average loans outstanding	0.40	0.20	(0.08)	0.24	0.04
As of period end
Nonaccrual loans to loans receivable held for investment	0.49	1.11	1.00
Allowance for loan losses to loans outstanding	1.17	1.24	1.08
Tangible common equity to tangible assets	7.82	8.03	8.05
Tier-1 leverage ratio	8.6	8.6	8.8
Total capital ratio	13.4	13.3	13.3
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$9.0	$9.0	$7.5	$36.0	$30.0
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.

American Savings Bank, F.S.B.
BALANCE SHEETS DATA
(Unaudited)

December 31	2016		2015
(in thousands)
Assets
Cash and due from banks		$137,083		$127,201
Interest-bearing deposits		52,128		93,680
Restricted cash		1,764		—
Available-for-sale investment securities, at fair value		1,105,182		820,648
Stock in Federal Home Loan Bank, at cost		11,218		10,678
Loans receivable held for investment		4,738,693		4,615,819
Allowance for loan losses		(55,533)		(50,038)
Net loans		4,683,160		4,565,781
Loans held for sale, at lower of cost or fair value		18,817		4,631
Other		329,815		309,946
Goodwill		82,190		82,190
Total assets		$6,421,357		$6,014,755
Liabilities and shareholder’s equity
Deposit liabilities–noninterest-bearing		$1,639,051		$1,520,374
Deposit liabilities–interest-bearing		3,909,878		3,504,880
Other borrowings		192,618		328,582
Other		101,635		101,029
Total liabilities		5,843,182		5,454,865
Common stock		1		1
Additional paid in capital		342,704		340,496
Retained earnings		257,943		236,664
Accumulated other comprehensive loss, net of tax benefits
Net unrealized losses on securities	$(7,931)		$(1,872)
Retirement benefit plans	(14,542)	(22,473)	(15,399)	(17,271)
Total shareholder’s equity		578,175		559,890
Total liabilities and shareholder’s equity		$6,421,357		$6,014,755

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.

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